EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Exeo Entertainment, Inc. (the “Company”) on Form 10-K for the year ended November 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Amaral, as Chief Executive Officer and Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert S. Amaral	Dated:	March 13, 2014
Robert S. Amaral
Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

This certification is being furnished to the SEC as an exhibit to the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the of the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.